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                                                                    EXHIBIT 99.1



      FOR IMMEDIATE RELEASE
      Ernest J. Schenk, Manager, Investor Relations and Communication
         (269) 673-9212
      E-mail: Investor@perrigo.com

                    PERRIGO COMPANY COMPLETES ACQUISITION OF
                                 AGIS INDUSTRIES

          CREATES GLOBAL PROVIDER OF GENERIC PRESCRIPTION DRUGS, ACTIVE
           PHARMACEUTICAL INGREDIENTS AND CONSUMER HEALTHCARE PRODUCTS

     ALLEGAN, Mich. - March 17, 2005 - The Perrigo Company (Nasdaq: PRGO) today announced the completion of its acquisition of Agis Industries (1983) Ltd., a developer and manufacturer of specialized generic pharmaceuticals and active pharmaceutical ingredients (API). Agis is the second-largest pharmaceutical company in Israel.

     The combination of Perrigo and Agis has created a global company with a track record of sales and earnings growth and broader capabilities to grow in the global generics pharmaceutical, API and consumer healthcare markets. The combined company offers numerous strategic and financial benefits including:

     - A platform for growth in generic pharmaceuticals through the position Agis enjoys in topical generics;

     - An established position in API, which has become increasingly important to generic pharmaceutical manufacturers;

     - An enhanced market-leading store brand OTC product portfolio, with significant opportunity to leverage Agis' OTC products through Perrigo's infrastructure; and

     -    A highly experienced, global management team.

     "The joining of Perrigo and Agis has brought together talent, technology and exciting new growth opportunities. We're connecting the best of consumer healthcare and the best of pharmaceuticals," said David T. Gibbons, Perrigo Chairman, President and Chief Executive Officer. "This transaction has combined Perrigo's leadership in store brand OTC pharmaceutical and nutritional products, and our outstanding customer relationships and distribution network, with Agis' growing position in topical generics and their strong pharmaceutical ingredient business. Together, we also have excellent R&D and an experienced, global management team. Our combined team is energized that this unique and powerful combination will allow us to drive growth and enhance shareholder value," Mr. Gibbons concluded.


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     In connection with the acquisition, Mori Arkin, formerly the Chairman of
Agis, has become Vice Chairman of the Board of Directors of Perrigo. "Having worked together very closely through the integration, I know Mori's vast pharmaceutical industry experience will enable him to play a significant role as a director and I am delighted he has joined our Board," stated Gibbons.

     Perrigo's shares began trading on the Tel Aviv Stock Exchange (TASE) under the symbol "PRGO" on Wednesday, March 16, 2005 and will be included in the TA-25 Index, which includes the 25 largest companies traded on the TASE starting March 20, 2005.

     Perrigo Company, (http://www.perrigo.com), based in Allegan, Michigan, is a leading manufacturer of consumer healthcare products and is the world's largest manufacturer of OTC pharmaceuticals and nutritional products sold to food, drug and mass merchandise chains under their own labels. The Company operates manufacturing and logistics facilities in the United States, United Kingdom and Mexico and had net sales of $898 million, and net income of $81 million for the fiscal year ended June 26, 2004.

     Agis Industries (1983) Ltd., (http://www.agisgroup.com), headquartered in B'nei Brak, Israel, develops, manufactures and markets pharmaceuticals, active pharmaceutical ingredients, novel dermatological products and consumer products. Agis is the second largest pharmaceutical company in Israel. The Company manufactures in Israel, the United States and Germany and had net sales of U.S. $386 million, and net income of $31.3 million for the fiscal year ended December 31, 2003.

     Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. Please see the "Cautionary Note Regarding Forward-Looking Statements" on pages 27 - 33 of the Company's Form 10-K for the year ended June 26, 2004 for a discussion of certain important factors that relate to forward-looking statements contained in this press release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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